UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2007

PEDIATRIC SERVICES OF AMERICA, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-23946	58-1873345
(State of Incorporation) Identification No.)	(Commission File No.)	(I.R.S. Employer
Identification No.)

310 Technology Parkway, Norcross, Georgia		30092-2929
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:         (770) 441-1580

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 29, 2007, Pediatric Services of America, Inc. (the “Company”) and David Nierenberg, The D3 Family Fund, L.P., The DIII Offshore Fund, L.P., The D3 Family Bulldog Fund, L.P., Nierenberg Investment Management Company, and Nierenberg Management Offshore, Inc. (collectively, the “D3 Parties”) entered into the First Amendment to Standstill Agreement (the “First Amendment”), which amends the Standstill Agreement dated as of February 18, 2005 between the Company and the D3 Parties (and certain affiliated entities) (the “Standstill Agreement”). The First Amendment amends the Standstill Agreement to waive the application of certain provisions of the Standstill Agreement to the D3 Parties in connection with their potential participation in the transactions contemplated by the Agreement and Plan of Merger dated as of April 25, 2007 by and among the Company, Portfolio Logic LLC and Pointer Acquisition Co., Inc.

The First Amendment is attached hereto as Exhibit 8.1 and is incorporated herein by reference. The description of the First Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the First Amendment.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

8.1	First Amendment to Standstill Agreement dated April 29, 2007, among Pediatric Services of America, Inc. David Nierenberg, The D3 Family Fund, L.P., The DIII Offshore Fund, L.P., The D3 Family Bulldog Fund, L.P., Nierenberg Investment Management Company and Nierenberg Management Offshore, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIC SERVICES OF AMERICA, INC.
(Registrant)
Date: May 1, 2007	/s/ James M. McNeill

James M. McNeill Senior Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

8.1	First Amendment to Standstill Agreement dated April 29, 2007, among Pediatric Services of America, Inc. David Nierenberg, The D3 Family Fund, L.P., The DIII Offshore Fund, L.P., The D3 Family Bulldog Fund, L.P., Nierenberg Investment Management Company and Nierenberg Management Offshore, Inc.